Twistbox Entertainment, Inc. and Subsidiaries
Consolidated Financial Statements

TWISTBOX ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2007 AND 2006
(In thousands, except share data)

	December 31,	December 31,
	2007	2,006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,266	2,693
Accounts receivable, net of allowances	4,718	4,206
Notes receivable from related party	81	13
Prepaid expenses and other assets	1,897	299
Total current assets	14,962	7,211

NOTES RECEIVABLE FROM RELATED PARTY, net of current portion	-	102
PROPERTY AND EQUIPMENT, net	1,084	881
INTANGIBLE ASSETS, net	365	13
GOODWILL	1,518	633
TOTAL ASSETS	$17,929	8,840

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$2,652	916
Accrued license fees	1,416	2,345
Accrued compensation	815	403
Short-term debt	96	29
Other current liabilities	1,847	581
Total current liabilities	6,826	4,274

ACCRUED LICENSE FEES, long term portion	4,785	-
LONG TERM DEBT, net of current portion	16,506	166
TOTAL LIABILITIES	28,117	4,440

STOCKHOLDERS' EQUITY(DEFICIT):
Preferred stock (series A, B and B-1), $0.01 par value: 5,204,255 shares authorized; 825,075 (A); 2,267,574 (B); and 436,680 (B-1) issued and outstanding at December 31, 2007	36	32
Liquidation preference (series A, B and B-1), $2,747,500 (A), $10,000,000 (B), $2,999,992 (B-1)
Common stock, $0.001 par value: 20,000,000 shares authorized;
7,785,716 issued and outstanding at December 31, 2007	8	8
Additional paid-in capital	16,414	13,251
Accumulated other comprehensive income	124	122
Accumulated deficit	(26,770)	(9,013)
Total stockholders' deficit	(10,188)	4,400
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$17,929	8,840

The accompanying notes are an integral part of these consolidated financial statements.

TWISTBOX ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER
FOR THE NINE MONTHS ENDED DECEMBER 31, 2007 AND 2006
(In thousands)

	Nine Months Ended	Nine Months Ended
	December 31, 2007	December 31, 2006

NET REVENUE	$11,083	$8,190

COST OF REVENUE	4,817	4,475

GROSS PROFIT	6,266	3,715

OPERATING EXPENSES
Product development	6,553	5,297
Sales and marketing	3,541	2,452
General and administrative	3,476	2,276
TOTAL OPERATING EXPENSES	13,570	10,025

LOSS FROM OPERATIONS	(7,304)	(6,310)

NON-OPERATING INCOME (EXPENSES):
Interest income	192	146
Interest expense	(879)	(38)
Foreign exchange transaction gain (loss)	156	70
Other income (expense), net	-	(217)
TOTAL NON-OPERATING INCOME (EXPENSES), net	(531)	(39)

LOSS BEFORE PROVISION FOR INCOME TAXES	(7,835)	(6,349)

PROVISION FOR INCOME TAXES	42	(2)

NET LOSS	$(7,877)	$(6,347)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	107	117

COMPREHENSIVE LOSS	$(7,770)	$(6,230)

LOSS PER COMMON SHARE
BASIC	$(1.01)	$(0.82)
DILUTED	$(1.01)	$(0.82)

WEIGHTED AVERAGE COMMON EQUIVALENT
SHARES OUTSTANDING
BASIC	7,786	7,786
DILUTED	7,786	7,786

The accompanying notes are an integral part of these consolidated financial statements.

TWISTBOX ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED DECEMBER 31, 2007
(In thousands, except share data)

						Accumulated
					Additional	Other		Total
	Common Stock		Preferred Stock		Paid-In	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Income/(Loss)	Deficit	Equity (Deficit)

Balance, March 31, 2007	7,785,716	8	3,092,649	32	13,267	17	(18,893)	(5,569)
Issuance of preferred stock series B-1	-	-	436,680	4	2,996	-	-	3,000
Deferred stock-based compensation	-	-	-	-	131	-	-	131
Conversion of warrants in connection with debt financing	-	-	-	-	20	-	-	20
Foreign currency translation gain (loss)	-	-	-	-	-	107	-	107
Net loss	-	-	-	-	-	-	(7,877)	(7,877)
Balance, December 31, 2007	7,785,716	$8	3,529,329	$36	$16,414	$124	$(26,770)	$(10,188)

The accompanying notes are an integral part of these consolidated financial statements.

TWISTBOX ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2007 AND 2006
(In thousands)

	Six Months Ended	Six Months Ended
	December 31, 2007	December 31, 2006
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(7,877)	(6,347)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	334	148
Allowance for doubtful accounts	22	-
Deferred stock-based compensation	131	39
Changes in operating assets and liabilities:
Accounts receivable	136	(2,309)
Prepaid expenses and other	(1,422)	(252)
Accounts payable	1,484	609
Accrued license fee	(3,511)	1,208
Accrued compensation	121	222
Accrued expenses	(119)	(17)
Other current liabilities	1,048	-

Net cash used in operating activities	(9,653)	(6,699)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(301)	(441)
Repayment of notes receivable	25	38
Purchase intangible asset		(194)
Repayment of advance to related party	20	-
Net cash used in investing activities	(256)	(597)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of debt, net of costs	16,480	-
Proceeds from the sale of Series B-1 preferred stock	3,000	10,000
Proceeds from the sale of Series A preferred stock	-	250
Repayment of debt	(2,010)	(1,403)
Net cash provided by financing activities	17,470	8,847

Effect of exchange rate changes on cash and cash equivalents	74	116

NET INCREASE IN CASH & CASH EQUIVALENTS	7,635	1,667

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	631	1,026

CASH & CASH EQUIVALENTS, END OF PERIOD	$8,266	2,693

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$252	252
Cash paid for income taxes	$

The accompanying notes are an integral part of these consolidated financial statements.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Twistbox Entertainment, Inc. (the “Company”), (formerly known as The WAAT Corporation) is incorporated in the State of Delaware.

The Company is a global publisher and distributor of branded entertainment content, including images, video, TV programming and games, for Third Generation (3G) mobile networks. The Company publishes and distributes its content in a number of countries. Since operations began in 2003, the Company has developed an intellectual property portfolio that includes mobile rights to global brands and content from leading film, television and lifestyle content publishing companies. The Company has built a proprietary mobile publishing platform that includes: tools that automate handset portability for the distribution of images and video; a mobile games development suite that automates the porting of mobile games and applications to multiple handsets; and a content standards and ratings system globally adopted by major wireless carriers to assist with the responsible deployment of age-verified content. The Company has distribution agreements with many of the largest mobile operators in the world.

The Company is headquartered in the Los Angeles area and has offices in Europe and South America that provide local sales and marketing support for both mobile operators and third party distributers in their respective regions.

Basis of Presentation

The consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements, in the opinion of management, include all adjustments necessary for a fair statement of the consolidated results of operations, financial position and cash flows for each period presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Twistbox Entertainment Inc. and its subsidiaries.  All intercompany balances and transactions have been eliminated in consolidation.

Note 2 – Summary of Significant Accounting Policies

Revenue Recognition

The Company’s revenues are derived primarily by licensing material and software products in the form of products (Image Galleries, Wallpapers, video, WAP Site access, Mobile TV) and mobile games. License arrangements with the end user can be on a perpetual or subscription basis.

A perpetual license gives an end user the right to use the product, image or game on the registered handset on a perpetual basis. A subscription license gives an end user the right to use the product, image or game on the registered handset for a limited period of time, ranging from a few days to as long as one month. The Company distributes its products primarily through mobile telecommunications service providers (“carriers”), which market the product, images or games to end users. License fees for perpetual and subscription licenses are usually billed by the carriers upon download of the product, image or game by the end user. In the case of subscriber licenses, many subscriber agreements provide for automatic renewal until the subscriber opts-out, while the others provide opt-in renewal. In either case, subsequent billings for subscription licenses are generally billed monthly. The Company applies the provisions of Statement of Position 97-2, Software Revenue Recognition, as amended by Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, to all transactions.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Revenues are recognized from products, images and games when the following four criteria of Staff Accounting Bulleting (“SAB”) No. 104, Revenue Recognition, are met:
•	Persuasive evidence of an arrangement exists,
•	The product, image or game has been delivered,
•	The fee is fixed or determinable,
•	The collection of the resulting receivable is probable.

For both perpetual and subscription licenses, management considers a signed license agreement to be evidence of an arrangement with a carrier and a “clickwrap” agreement to be evidence of an arrangement with an end user. For these licenses, the Company defines delivery as the download of the product, image or game by the end user. The Company estimates revenues from carriers in the current period when reasonable estimates of these amounts can be made. Most carriers only provide detailed sales transaction data on a one to two month lag. Estimated revenue is treated as unbilled receivables until the detailed reporting is received and the revenues can be billed. Some carriers provide reliable interim preliminary reporting and others report sales data within a reasonable time frame following the end of each month, both of which allow the Company to make reasonable estimates of revenues and therefore to recognize revenues during the reporting period when the end user licenses the product, image or game.

Determination of the appropriate amount of revenue recognized involves judgments and estimates that the Company believes are reasonable, but it is possible that actual results may differ from the Company’s estimates, and those differences may be material. The Company’s estimates for revenues include consideration of factors such as preliminary sales data, carrier-specific historical sales trends, volume of activity on Company monitored sites, seasonality, time elapsed from launch of services or product lines, the age of games and the expected impact of newly launched games, successful introduction of new handsets, growth of 3G subscribers by carrier, promotions during the period and economic trends. When the Company receives the final carrier reports, to the extent not received within a reasonable time frame following the end of each month, the Company records any differences between estimated revenues and actual revenues in the reporting period when the Company determines the actual amounts.

Revenues earned from certain carriers may not be reasonably estimated. If the Company is unable to reasonably estimate the amount of revenues to be recognized in the current period, the Company recognizes revenues upon the receipt of a carrier revenue report and when the Company’s portion of licensed revenues are fixed or determinable and collection is probable. To monitor the reliability of the Company’s estimates, management, where possible, reviews the revenues by country by carrier and by product line on a regular basis to identify unusual trends such as differential adoption rates by carriers or the introduction of new handsets. If the Company deems a carrier not to be creditworthy, the Company defers all revenues from the arrangement until the Company receives payment and all other revenue recognition criteria have been met.

In accordance with Emerging Issues Task Force, or EITF Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, the Company recognizes as revenues the amount the carrier reports as payable upon the sale of the Company’s products, images or games. The Company has evaluated its carrier agreements and has determined that it is not the principal when selling its products, images or games through carriers. Key indicators that it evaluated to reach this determination include:

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

•	wireless subscribers directly contract with the carriers, which have most of the service interaction and are generally viewed as the primary obligor by the subscribers,
•	carriers generally have significant control over the types of content that they offer to their subscribers,
•	carriers are directly responsible for billing and collecting fees from their subscribers, including the resolution of billing disputes,
•	carriers generally pay the Company a fixed percentage of their revenues or a fixed fee for each game,
•
carriers generally must approve the price of the Company’s content in advance of their sale to subscribers, and the Company’s more significant carriers generally have the ability to set the ultimate price charged to their subscribers; and the Company has limited risks, including no inventory risk and limited credit risk.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with a maturity period of three months or less to be cash equivalents.

Content Provider Licenses

Content Provider License Fees and Minimum Guarantees
License fees payable to content providers are expensed as incurred based on recognizing the cost of sale associated with revenues. Minimum guarantees are required under certain content provider contracts and are expensed when paid. The Company regularly evaluates remaining liabilities under contracts subject to minimum guarantees and where recoverability of the guarantees is subject to doubt, recognizes the relevant liability and expense immediately.

Content Acquired
Amounts paid to third party content providers as part of an agreement to make content available to the Company for a term or in perpetuity, without a revenue share, have been capitalized and are included in the balance sheet as prepaid expenses. These balances will be expensed over the estimated life of the material acquired.

Software Development Costs

The Company applies the principles of Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed (“SFAS No. 86”). SFAS No. 86 requires that software development costs incurred in conjunction with product development be charged to research and development expense until technological feasibility is established. Thereafter, until the product is released for sale, software development costs must be capitalized and reported at the lower of unamortized cost or net realizable value of the related product.

The Company has adopted the “tested working model” approach to establishing technological feasibility for its products and games. Under this approach, the Company does not consider a product or game in development to have passed the technological feasibility milestone until the Company has completed a model of the product or game that contains essentially all the functionality and features of the final game and has tested the model to ensure that it works as expected. To date, the Company has not incurred significant costs between the establishment of technological feasibility and the release of a product or game for sale; thus, the Company has expensed all software development costs as incurred. The Company considers the following factors in determining whether costs can be capitalized: the emerging nature of the mobile market; the gradual evolution of the wireless carrier platforms and mobile phones for which it develops products and games; the lack of pre-orders or sales history for its products and games; the uncertainty regarding a product’s or game’s revenue-generating potential; its lack of control over the carrier distribution channel resulting in uncertainty as to when, if ever, a product or game will be available for sale; and its historical practice of canceling products and games at any stage of the development process.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Accounts Receivable

The Company maintains reserves for potential credit losses for accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded based on the Company’s historical collection history.

Foreign Currency Translation

The Company uses the United States dollar for financial reporting purposes. Assets and liabilities of foreign operations are translated using current rates of exchange prevailing at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transaction occurred. Statement of Operations amounts are translated at average rates in effect for the reporting period. The foreign currency translation adjustment of $107 and $117 for the nine months ended December 31, 2007 and 2006, respectively, has been reported as a component of comprehensive loss in the consolidated statement of stockholders equity (deficit) and comprehensive loss. Translation gains or losses are shown as a separate component of retained earnings.  As of December 31, 2007, accumulated other comprehensive income is $124.

Concentrations of Credit Risk.

Financial instruments which potentially subject us to concentration of credit risk consist principally of cash and cash equivalents, and accounts receivable. We have placed cash and cash equivalents with a single high credit-quality institution. As of December 31, 2007 and 2006, the Company did not have any long-term marketable securities. Most of our sales are made directly to large national Mobile Phone Operators in the countries that we operate. We have a significant level of business and resulting significant accounts receivable balance with one operator and therefore have a high concentration of credit risk with that operator. We perform on-going credit evaluations of our customers and maintain an allowance for potential credit losses. As of December 31, 2007, 31.0% of our gross accounts receivable outstanding was with one major customer.  This customer accounted for 54.6% of our gross sales for the nine months ended December 31, 2007.

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives are 8 to 10 years for leasehold improvements and 5 years for other assets.

Goodwill

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), the Company’s goodwill is not amortized but is tested for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.  The Company believes that as of December 31, 2007, there was no significant impairment of its goodwill.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Impairment of Long-Lived Assets and Intangibles

Long-lived assets, including purchased intangible assets with finite lives are amortized using the straight-line method over their useful lives ranging from three to ten years and are reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  . Based on its review, the Company believes that, as of December 31, 2007, there was no significant impairment of its long-lived assets.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”).  SFAS 109 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-based Compensation

We have applied SFAS No. 123(R) Share-Based Payment (“FAS 123R”) and accordingly, we record stock-based compensation expense for all of our stock-based awards.

Under FAS 123R, we estimate the fair value of stock options granted using the Black-Scholes option pricing model. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. The amount of expense recognized represents the expense associated with the stock options we expect to ultimately vest based upon an estimated rate of forfeitures; this rate of forfeitures is updated as necessary and any adjustments needed to recognize the fair value of options that actually vest or are forfeited are recorded.

The Black-Scholes option pricing model, used to estimate the fair value of an award, requires the input of subjective assumptions, including the expected volatility of our common stock and an option’s expected life. As a result, the financial statements include amounts that are based upon our best estimates and judgments relating to the expenses recognized for stock-based compensation.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent asset and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. The most significant estimates relate to revenues for periods not yet reported by carriers, liabilities recorded for future minimum guarantee payments under content licenses, accounts receivable allowances, and stock-based compensation expense.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007.  The Company has determined that SFAS No. 157 did not have a material impact on the Company’s consolidated results of operations or financial condition.

In September 2006, the FASB released SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).”  Under the new standard, companies must recognize a net liability or asset to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance sheets.  The recognition and disclosure provisions of SFAS No. 158 are effective for periods beginning after December 15, 2006.  The Company has determined that SFAS No. 158 did not have a significant impact on the Company’s consolidated results of operations or financial position.

In October 2006, the FASB issued FASB Staff Position No. 123R-5, “Amendment of FASB Staff Position FAS 123(R)-1 ”.  The FSP amends FSP 123(R)-1 for equity instruments that were originally issued as employee compensation and then modified, with such modification made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees.  In such circumstances, no change in the recognition or the measurement date of those instruments will result if both of the following conditions are met: a. There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and b. All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The Company believes has determined that FSP 123(R)-5 did not have a significant impact on the Company’s consolidated results of operations or financial position

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115" ("SFAS No. 159"). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 "Fair Value Measurements" ("SFAS No. 157"). The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities as of December 31, 2007.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed.   The Company has determined FASB Staff Position No. EITF 07-3 did not have a material impact to the Company’s consolidated financial statements as of December 31, 2007.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.” This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a significant impact on its consolidated financial statements.

Note 3 – Liquidity

The Company has incurred losses and negative cash flows from operations since commencement of operations. Management expects these operating losses and negative cash flows to continue for the foreseeable future. The Company has adequate liquidity for the time being, and management has projected to move toward positive cash flow in a manner consistent with the Company’s strategies to build its business and in a time frame to preserve the Company’s liquidity. These plans include continued increases in revenues by introducing new products and revenue streams, continued expansion into new territories and a restructuring of its overhead base.

Note 4 – Accounts Receivable

	December 31, 2007 (Unaudited)	December 31, 2006
Accounts receivable	$4,886	$4,206
Less: allowance for doubtful accounts	(168)	-
	$4,718	$4,206

As of December 31, 2007, accounts receivable includes amounts billed and unbilled in the amount of $4,612 and $274, respectively.  As of December 31, 2006, accounts receivable include amounts billed and unbilled in the amount of $3,798 and $408, respectively. The Company had no significant write-offs or recoveries for the nine months ended December 31, 2007.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Note 5 - Plant and Equipment

Plant and equipment consist of the following:

	December 31, 2007 (Unaudited)	December 31, 2006
Equipment	$868	$520
Equipment subject to capitalized leased	138	139
Furniture & fixtures	339	249
Leasehold improvements	184	155
	1,529	1,063
Less: accumulated depreciation	(445)	(182)
Plant and equipment, net	$1,084	$881

Depreciation expense for the nine months ended December 31, 2007 and 2006 is $244 and $148, respectively.

Note 6 – Capital Lease

The Company entered into capital lease agreement on purchased equipment which have been capitalized as fixed assets.  Accumulated depreciation associated with the equipment under capital lease in Note 5 was $65 and $35 at December 31, 2007 and 2006, respectively.  The Company has a commitment to pay $33 under these leases as of December 31, 2007.  These payments have a net present value of $30.

Note 7 – Stock Plans

Twistbox, Inc. 2006 Stock Incentive Plan

On May 16, 2006, the Company’s board of directors adopted, the WAAT Corp 2006 Stock Incentive Plan (the “2006 Plan”).  The purpose of the Plan is to promote the success and enhance the value of the Company by providing the participants with an incentive for outstanding performance in generating superior returns for the Company shareholders and by enhancing the Company’s capability to motivate, attract, and retain the services of individuals whose knowledge, judgment, interest and special effort contribute to the Company’s success.  Under the 2006 Plan, a total of 3,700,000 common shares will be available for issuance. The awards have a term of ten years and generally become fully vested between the first and fourth years.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

The following table summarizes options granted for the periods or as of the dates indicated:

	Options Granted	Weighted Average Exercise Price
Balance, March 31, 2007	2,361,054	$0.4
Exercised	(2,500)	0.35
Cancelled	(252,472)	0.52
Granted	1,268,169	0.59
Balance, December 31, 2007	3,374,251	$0.47

Exercisable, December 31, 2007	1,355,919	$0.45

The weighted-average grant-date fair value of stock options granted during the period ended December 31, 2007 was $0.29.

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

December 31, 2007
Expected life (years)	3
Risk-free interest rate	3.82 - 4.86%
Expected volatility	75%
Expected dividend yield	0%

The weighted average remaining contractual life of compensatory options outstanding is 8.9 years at December 31, 2007.

The exercise price for options outstanding at December 31, 2007 was as follows:

Number of Options	Exercise Price
1,746,534	$0.35
1,627,717	$0.59
3,374,251

The exercise price for options exercisable at December 31, 2007 was as follows:

Number of Options	Exercise Price
910,333	$0.35
445,586	$0.59
1,355,919

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Note 8 – Goodwill

The changes in the carrying amount of goodwill for the period ended December 31, 2007 was as follows:

Balance at March 31, 2007	$1,487
Foreign exchange translation difference	31
Balance at December 31, 2007	$1,518

As of December 31, 2007, there was no impairment in Goodwill.

Note 9 – Other Intangible Assets

	December 31, 2007 (Unaudited)	December 31, 2006
Customer list	$277	$-
Platform	113	-
Licenses	79	-
Trademarks	15	13
	484	13
Accumulated amortization	(119)	-
	$365	$13

The Company has included amortization of acquired intangible assets directly attributable to revenue-generating activities in cost of revenues. The Company has included amortization of acquired intangible assets not directly attributable to revenue-generating activities in operating expenses. During the nine months ended December 31, 2007, the Company recorded amortization expense in the amounts of $20, in cost of revenues and $70 in operating expenses.  During the nine months ended December 31, 2006, the Company recorded $0 in amortization expense.

As of December 31, 2007, the total expected future amortization related to intangible assets was as follows:

Period Ended December 31,	Cost of Revenues	Operating Expenses	Total Amortization Expense
2008	26	93	119
2009	26	93	117
2010	-	70	70
2011	-	42	42
	$52	$298	$350

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Note 10 – Related Party Transactions

The Company engages in various business relationships with shareholders and officers and their related entities. The significant relationships are disclosed below.

Lease of Premises

On July 1, 2005 the Company entered into a 5 year lease agreement with Berkshire Holdings, LLC, a company with common ownership by officers of the Company.  The Company pays a monthly base rent of $21.  The Company also leases additional space on a month to month basis at the same location for an additional $9 per month.  In connection with these leases, the Company paid $270 and $225 for the nine months ended December 31, 2007 and 2006, respectively.

The Company is party to an oral agreement with a person affiliated with the Company with respect to a lease of an apartment in London.  In connection with this lease, the Company paid $140 and $42 for the nine months ended December 31, 2007 and 2006, respectively.

Loans

The Company had a note payable to an affiliated company, PowerSports Video Productions CCT, Inc., as of March 31, 2007 for $250 (the “PowerSports Note”). The PowerSports Note had a maturity date of March 28, 2008 and carried interest at 8.25%. The PowerSports Note was subsequently cancelled.  In addition, the Company received an advance from PowerSports Video Productions CCT, Inc., as of March 31, 2006 for $1,335 inclusive of accrued interest. The advance did not have a specific maturity date and carried interest at 7.73%.

The Company is party to a loan from East-West Bank, originated on January 27, 2006 in an amount of $161. The Company also entered into a loan agreement to an affiliated company, effective on the same date for the same amount. The bank agreement is secured with a motor vehicle operated exclusively by an officer of the Company. The interest income under the loan to the affiliate completely offsets interest expense incurred under the bank loan.  The agreement has subsequently been terminated.

Dealings with Content Provider

Two officers of the Company are also board members of Peach International, with which the Company has a content provider agreement. Amounts paid or payable under this agreement to Peach International for the nine months ended December 31, 2007 and 2006 was $482 and $215, respectively.

Note 11 – Debt

	December 31, 2007 (Unaudited)	December 31, 2006
Loan from related party, inclusive of interest	$-	$-
Loan from bank	-	106
Capitalized lease liabilities	30	89
Senior Secured Note, accrued	16,572	-
	16,602	195
Current-portion	96	29
Long-term	$16,506	$166

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Capitalized lease assets are set out in Note 6. Future obligations under capitalized leases are included as part of Other Obligations in Note 16.

In July 2007, the Company entered into a debt financing agreement in the form of a Senior Secured Note amounting to $16,500, payable at January 31, 2010 and subsequently extended to July 31, 2011. The holder of the Note was granted first lien over all of the Company’s assets. The Note carries interest of 9% annually for the first year, 10% effective August 1, 2008, and 12% effective August 14, 2009, with semi-annual interest only payments. The agreement includes certain restrictive covenants, including a requirement not to exceed a maximum amount of losses. The Note holder was also granted 2,401,747 detachable warrants, with an exercise price of $6.87 and a 48 month maturity. The Company calculated the fair value of the warrants using the Black-Scholes option pricing model with the following assumptions: volatility of 75%, term of two years based on the anticipated life of warrants, risk-free interest rate of 4.9% and dividend yield of 0%. The Company recorded the fair value of the warrants of $20 as a discount to the carrying value of the Note, of which $5 was amortized to interest expense for the nine months ended December 31, 2007.  These warrants were subsequently terminated pursuant to the Agreement and Plan of Merger and replaced with two warrants to purchase shares of Mandalay’s common stock (See Note 17).

As of December 31, 2007, the future minimum payments including interest under this loan were as follows:

Year Ending December 31,	Minimum Payments
2008	$2,181
2009	1,776
2010	17,655
Total minimum payments	$21,612

Note 12 – Equity

In April 2006, the Company issued 75,075 shares of Series A Preferred Stock at $3.33 per share for a total purchase price of $250.

In May 2006, the Company issued 2,267,574 shares of Series B Preferred Stock at $4.41 per share for a total purchase price of $10,000.

In April 2007, the Company issued 436,680 shares of Series B-1 Preferred Stock par value of $0.01 at $6.87 per share for a total purchase price of $3,000.

Voting Rights

The Series A stockholders voting together as a single class elect one member of the Company’s Board of Directors. The Series B stockholder elects one member of the Company’s Board of Directors.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)
Preference Rights

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock are entitled to receive an amount of cash equal to their original purchase price of $3.33 per share plus all declared but unpaid dividends before any amount is paid with respect to any other series of preferred stock or common stock. If the amounts available for distribution are not sufficient to pay the full amount, then all assets of the Company legally available for distribution will be distributed to the holders of Series A Preferred Stock on a proportionate basis. After payment in full of the liquidation preference amount of the Series A Preferred Stock, the holders of shares of Series B Preferred Stock are entitled to liquidation preferences equal to their original issue prices of $4.41 per share, plus any declared but unpaid dividends. If the amounts available for distribution are not sufficient to pay the full amount, then any remaining assets of the Company legally available for distribution will be distributed to the holders of Series B Preferred Stock on a proportionate basis. After payment in full of the liquidation preference amount of the Series B Preferred Stock, the holders of shares of Series B-1 Preferred Stock are entitled to liquidation preferences equal to their original issue prices of $6.87 per share, plus any declared but unpaid dividends. If the amounts available for distribution are not sufficient to pay the full amount, then any remaining assets of the Company legally available for distribution will be distributed to the holders of Series B-1 Preferred Stock on a proportionate basis. Upon full payment of the liquidation preference amounts of all preferred stock, any remaining assets of the Company legally available for distribution will be distributed to the holders of common stock and preferred stock pro rata based on the number of shares on an “as-if converted” basis.

The preference stockholders also have anti-dilution rights in the case of certain specified transactions, so that to the extent that consideration is available in a transaction, each class of preferred stockholder is entitled to receive consideration at least equal to their original purchase price plus all declared but unpaid dividends before any amount is paid with respect to the next series of preferred stock or common stock. The ranking for this purpose is Series A, then Series B, then Series B-1, then common stockholders. There are no dividend rights, nor are the shares convertible or callable.

Note 13 – Employee Benefit Plans

The Company has an employee 401(k) savings plan covering full-time eligible employees. These employees may contribute eligible compensation up to the annual IRS limit. The Company does not make matching contributions.

Note 14 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2007 are as follows:

December 31, 2007 (Unaudited)
Deferred tax assets:
Net operating loss carryforwards	$8,336
Accrued compensation	311
Accrued license fees	1,447
Allowance for doubtful accounts	67
Equity compensation	109
Less valuation allowance	(10,270)
Net deferred tax asset	$-

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense (benefit) for nine months ended December 31, 2007:

Federal statutory rates	(34.0	) %
State taxes	(6.0	) %
Increase in valuation allowance	40.0%
Income tax expense (benefit)	-%

At December 31, 2007, the Company has provided a valuation allowance for the deferred tax assets since management has not been able to determine that the realization of that asset is more likely than not. The net change in valuation allowance for the period ended December 31, 2007 was an increase of $2,851.  As of December 31, 2007, the Company has net operating loss carryforwards of approximately $13,000 that begin to expire in 2023.

Note 15 – Segment and Geographic Information

We operate in one reportable segment in which we are a developer and publisher of branded entertainment content for mobile phones. The following information sets forth geographic information on our sales for the nine months ended December 31, 2007 and 2006; and property and equipment as of December 31, 2007.

	North America	Europe	Latin America	Other	Consolidated

Net sales to unaffiliated customers for nine months ended December 31, 2007	903	9,488	294	398	11,083

Net sales to unaffiliated customers for the nine months ended December 31, 2006	39	7,856	104	191	8,190

Property and equipment, net as of December 31, 2007	866	20	-	198	1,084

Property and equipment, net as of December 31, 2006	664	-	-	98	762

Note 16 – Commitments and Contingencies

The Company leases office facilities under non-cancelable operating leases expiring in various years through 2010.

Following is a summary of future minimum payments under initial terms of leases at December 31, 2007:

Year Ending December 31,	Minimum Payments
2008	$276
2009	258
2010	137
$671

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

These amounts do not reflect future escalations for real estate taxes and building operating expenses. Rental expense under all leases amounted to $410 for the nine months ended December 31, 2007.

Minimum Guaranteed Royalties

The Company has entered into license agreements with various owners of brands and other intellectual property so that it could develop and publish branded products for mobile handsets. Pursuant to some of these agreements, the Company is required to pay minimum royalties over the term of the agreements regardless of actual sales. Future minimum royalty payments for those agreements as of December 31, 2007 were as follows:

Year Ending December 31,	Minimum Guaranteed Royalties
2008	$2,730
2009	3,770
2010	120
2011	60
Total minimum payments	$6,680

Commitments in the above table include guaranteed royalties to licensors that are included as a liability in the Company’s consolidated balance sheet of $4,969 as of December 31, 2007 because the Company has determined that recoupment is unlikely.

Other Obligations

As of December 31, 2007, the Company was obligated for payments to various distribution providers, technical providers and employees for agreements with initial terms greater than one year at December 31, 2007. Annual payments relating to these commitments at December 31, 2007 are as follows:

Year Ending December 31,	Amount
2008	$3,051
2009	1,680
2010	243
Total minimum payments	$4,974

Other Contingencies

The Company had entered into an agreement with an investment banking firm, to modify the terms of a previous agreement. Under this amendment $530 would be remitted to the bank should the Company enter into a merger agreement.  The merger discussed under Note 17 would qualify as a merger under this agreement.  The $530 amount was accrued in August 2007 under other current liabilities and the balance was paid off in December 2007.  An offsetting asset was also created which is being amortized over 30 months. As of December 31, 2007, the prepaid balance was $442.  An additional $650 may become payable should the Company enter into a merger or other business combination as defined in the agreement.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Litigation

The Company is subject to various claims and legal proceedings arising in the normal course of business. Based on the opinion of the Company’s legal counsel, management believes that the ultimate liability, if any in the aggregate will not be material to the financial position or results of operations of the Company for any future period.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

Note 17 – Subsequent Events

On February 12, 2008, the Company became the surviving corporation as a result of the Agreement and Plan of Merger on December 31, 2007, as subsequently amended by the Amendment to Agreement and Plan of Merger dated February 12, 2008 (the “Merger Agreement”), with Mandalay Media, Inc. (“Mandalay”) and Twistbox Acquisition, Inc. (“Merger Sub”).  Pursuant to the Merger Agreement, each outstanding share of the Company’s common stock, $0.001 par value per share, on a fully-converted basis, with the conversion on a one-for-one basis of all issued and outstanding shares of the Series A Convertible Preferred Stock of the Company and the Series B Convertible Preferred Stock of the Company, each $0.01 par value per share, converted automatically into and became exchangeable for Mandalay common stock in accordance with certain exchange ratios set forth in the Merger Agreement. In addition, by virtue of the Merger, each outstanding option issued pursuant to the Company’s 2006 Stock Incentive Plan was assumed by Mandalay, subject to the same terms and conditions as were applicable under such plan immediately prior to the Merger, except that (a) the number of shares of Mandalay common stock issuable upon exercise of each option was determined by multiplying the number of shares, prior to the Merger, by 0.72967 (the “Option Conversion Ratio”), rounded down to the nearest whole number; and (b) the per share exercise price for the shares of Mandalay common stock issuable upon exercise of each option was determined by dividing the per share exercise price of the Company, prior to the Merger, by the Option Conversion Ratio, subject to any adjustments required by the Internal Revenue Code. As part of the Merger, the Company’s unvested options were assumed by Mandalay.  The merger consideration consisted of an aggregate of up to 12,325,000 shares of Mandalay common stock, which included the conversion of all shares of the Company’s capital stock and the reservation of 2,144,700 shares of Mandalay common stock required for assumption of the Company’s vested options.  An additional 318,772 shares of Mandalay common stock was reserved for the assumption of the Company’s unvested options.  All warrants to purchase shares of the Company’s common stock outstanding at the time of the Merger were terminated on or before the effective time of the Merger.

Upon the completion of the Merger, all shares of the Company’s capital stock were no longer outstanding and were automatically canceled and ceased to exist, and each holder of a certificate representing any such shares ceased to have any rights with respect thereto, except the right to receive the applicable merger consideration. Additionally, each share of the Company’s capital stock held by the Company or owned by any subsidiary of the Company or Mandalay immediately prior to the Merger, was canceled and extinguished as of the completion of the Merger without any conversion or payment in respect thereof.  Each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Merger was converted upon completion of the Merger into one validly issued, fully paid and non-assessable share of common stock, $0.001 par value per share, of the Company.

As part of the Merger, Mandalay agreed to guarantee up to $8,250,000 of the Company’s outstanding debt to ValueAct SmallCap Master Fund L.P. (“ValueAct”), with certain amendments.  On July 30, 2007, the Company had entered into a Securities Purchase Agreement by and among the Company’s Subsidiary Guarantors (as defined therein) and ValueAct,  pursuant to which ValueAct purchased a note in the amount of $16,500,000 (the “Note”) and a warrant which entitled ValueAct to purchase up to a total of 2,401,747 shares of the Company’s common stock (the “Warrant”).  In connection therewith, the Company and ValueAct had also entered into a Guarantee and Security Agreement by and among the Company’s subsidiaries, the Investors, as defined therein, and ValueAct, as collateral agent, pursuant to which the parties agreed that the Note would be secured by substantially all of the assets of the Company and its subsidiaries.  In connection with the Merger, the Warrant was terminated and Mandalay issued two warrants in place thereof to ValueAct to purchase shares of Mandalay’s common stock. One of such warrants entitles ValueAct to purchase up to a total of 1,092,622 shares of Mandalay’s common stock at an exercise price of $7.55 per share. The other warrant entitles ValueAct to purchase up to a total of 1,092,621 shares of Mandalay’s common stock at an initial exercise price of $5.00 per share, which, if not exercised in full by February 12, 2009, will be permanently increased to an exercise price of $7.55 per share.  Both warrants expire on July 30, 2011.  Mandalay also entered into a Guaranty with ValueAct whereby Mandalay agreed to guarantee the Company’s payment to ValueAct of up to $8,250,000 of principal under the Note in accordance with the terms, conditions and limitations contained in the Note. The financial covenants of the Note were also amended, pursuant to which the Company is required maintain a cash balance of not less than $2,500,000 at all times and Mandalay to maintain a cash balance of not less then $4,000,000 at all times.

Twistbox Entertainment, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For The Nine Months Ended December 31, 2007 and 2006
(all numbers in thousands except share data)

On August 14, 2009, the VauleAct Note (See Note 11) was amended.  The due date was extended from January 31, 2010 to July 31, 2010 with an interest rate of 12.5% from the date of the amendment through maturity.  In addition, a reduction in the minimum cash covenant was reduced to $1 million until January 31, 2010 and $4 million thereafter, subject to certain conditions.

Litigation

The Company has been subject to various claims and legal proceedings arising in the normal course of business subsequent to February 12, 2008. Apart from the matter discussed below, and based on the opinion of the Company’s legal counsel, management believes that the ultimate liability, if any in the aggregate will not be material to the financial position or results of operations of the Company for any future period. The company has accrued liabilities as deemed prudent in the applicable periods.